UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2020

Ormat Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32347	No. 88-0326081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6140 Plumas Street, Reno, Nevada (Address of Principal Executive Offices)	89519-6075 (Zip Code)

(775) 356-9029
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	ORA	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act of 1934. ☐

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Executive Vice President—Electricity Segment

On December 16, 2020 Ormat Technologies, Inc. (“Ormat”) announced that Zvi Krieger will retire from his role as Executive Vice President—Electricity Segment. In connection with his retirement, Mr. Krieger and Ormat Systems Ltd., a subsidiary of Ormat entered into a retirement agreement, dated December 16, 2020 (the “Retirement Agreement”).

During the period ending on June 30, 2022 (the “Termination Date”) Mr. Krieger will have various duties, as follows: (i) from the date of the execution of the Retirement Agreement through March 31, 2021, Mr. Krieger will continue to perform his duties and regular tasks as the Executive Vice President of Ormat; (ii) from April 1, 2021 until June 30, 2021, Mr. Krieger will continue to perform his duties and tasks in connection with certain power plants as well as the resource and drilling operations; and (iii) from July 1, 2021 until the Termination Date, Mr. Krieger will serve as a senior advisor to Ormat’s Chief Executive Officer or in any other positions as agreed between Mr. Krieger and the Ormat’s Chief Executive Officer. Mr. Krieger will continue to serve as an employee in a full-time capacity until Termination Date, except that from July 1, 2021 through the Termination date, Mr. Krieger will not be required to work in a full-time capacity unless otherwise required by Ormat. During the period ending on June 30, 2022, he will be entitled to his regular salary and all benefits which he is entitled to as of the date of the execution of the Retirement Agreement, including participation in the annual bonus plan for the year 2020. Mr. Krieger will not be entitled to participate in the annual bonus plan for calendar year 2021 and thereafter. Mr. Krieger will be entitled to exercise any stock appreciation rights and restricted stock units which were already awarded to him under Ormat’s incentive compensation plans and which will become vested on or before the Termination Date.

At the Termination Date, in accordance with the terms of the Retirement Agreement, Mr. Krieger will be eligible to receive severance payments in the form of amounts accumulated in the manager insurance/pension fund on his behalf plus the severance payments according to the Israel Severance Pay Law. In addition, Ormat will furnish Mr. Krieger with an order to the study fund to release him all of the funds accumulated in his study fund until the termination date.

The Retirement Agreement contains a general waiver and release of claims in favor of Ormat. In addition, the Retirement Agreement is conditioned on Mr. Krieger executing a confidentiality, non-compete and intellectual property agreement which contains non-competition and non-solicitation provisions that are designed to restrict Mr. Krieger from the following activities for a period of 12 months following his termination of employment (i) holding an interest (other than a minority interest in a public company) in a competitive business, (ii) engaging in activities competitive with the business, (iii) soliciting any employee of Ormat Systems Ltd. and its affiliates, and (iv) soliciting any customers.

The foregoing summary of the Retirement Agreement is qualified in its entirety by the text thereof, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Appointment of Executive Vice President—Electricity Segment

On December 16, 2020 Ormat also announced that Shimon Hatzir is appointed to the role of Executive Vice President—Electricity Segment, effective April 1, 2021. Mr. Hatzir, 59 served in various roles at Ormat for 32 years, most recently, beginning in October 2018 as General Manager, Storage and Energy Solutions at Viridity Energy Solutions (“Viridity”), Ormat’s energy storage segment. Previously, Mr. Hatzir has served as Executive Vice President, Engineering and Research and Development at Ormat, and as a member of the executive committee of Viridity. In addition, from September 2018 until February 2019, Mr. Hatzir served as a director on the board of directors of Sarulla Operations Ltd., an Indonesian entity in which Ormat indirectly owns 12.75% of the company. Mr. Hatzir holds a Bachelor of Science degree in Mechanical Engineering from Tel Aviv University as well as a Certificate from the Executive Management Program at Technion Institute of Management.

To ensure continuity in management and a smooth transitional period, beginning on January 1, 2021, Mr. Krieger will begin the transition of his duties and responsibilities of the Executive Vice President—Electricity Segment role to Mr. Hatzir.

Appointment of President

On December 16, 2020, Shlomi Argas, Executive Vice President—Operations and Products of Ormat, was appointed to serve as a President of Ormat, effective January 1, 2021. As President, Mr. Argas will expand his current role at Ormat by adding on the responsibility of oversight over Ormat’s capital expenditures for the geothermal and storage facilities, over the Information Technology department as well as over technological development and innovation in Ormat.

For Mr. Argas’s biography and a description of his compensation, see “Executive Officers,” “Compensation Discussion and Analysis” and “Executive Compensation” in Ormat’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 22, 2020. Mr. Argas did not enter into any new or amended plans or arrangements with Ormat pursuant to his appointment as President.

Item 9.01.         Financial Statements and Exhibits.
(d)         Exhibits
Exhibit Number	Exhibit
10.1	Retirement Agreement, dated as of December 16, between Zvi Krieger and Ormat Systems Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC.

By:	/s/ Doron Blachar
Name: Doron Blachar
Title: Chief Executive Officer

Date: December 21, 2020